UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 20, 2005, the Board of Directors of RSA Security Inc. approved several revisions to RSA Security’s Code of Ethics. These revisions are intended to clarify some of the obligations of RSA Security’s employees, officers or directors under the original Code of Ethics. Specifically, the revisions:

• Clarify RSA Security’s commitment to respecting third parties’ confidential information and intellectual property rights,
• Specifically require each officer, employee and director to comply with the ethical standards of RSA Security’s industry and of any industry or professional group to which the individual belongs,
• Clarify what constitutes a prohibited "lavish" gift, and
• Clarify the procedure by which employees other than executive officers or directors may seek waivers of any provision of the Code of Ethics.

The revised Code of Ethics is attached as Exhibit 14.1 to this report and incorporated herein by reference. RSA Security has also posted the Code of Ethics on the "corporate governance" page in the "investors" section of its website (www.rsasecurity.com).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

See the Exhibit Index attached to this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

July 22, 2005	By:	/s/Jeffrey D. Glidden

Name: Jeffrey D. Glidden
Title: Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

14.1	Code of Ethics of RSA Security Inc., updated as of July 20, 2005.